For Immediate Release


      Kroll Inc. Reports Record EPS of $0.28 for the First Quarter of 2003
      --------------------------------------------------------------------

    Company Achieves Sixth Consecutive Quarter of Increased Profitability and Revenues


NEW YORK, May 1, 2003 Kroll Inc. (NASDAQ: KROL), the global risk consulting company, today announced record financial results for the quarter ended March 31, 2003.

First Quarter 2003 Results
--------------------------
In the first quarter of 2003, net income grew by 391 percent to $11.3 million, from $2.3 million for the first quarter of 2002. Earnings per share for the first quarter of 2003 rose to $ 0.28 per diluted share from $0.10 per diluted share in the first quarter of 2002. Net sales for the first quarter of 2003 increased 87 percent to $104.8 million from net sales of $56.0 million for the first quarter of 2002.

Operating income for the first quarter of 2003 was $19.1 million, or 18 percent of net sales, compared to operating income of $4.5 million, or 8 percent of net sales, for the first quarter of 2002.

"The first quarter of 2003 was marked by the achievement of record financial results, exemplified by a four-fold advance in operating profit, an almost three-fold increase in earnings per share, and a near doubling of our revenues over 2002," said Michael Cherkasky, president and chief executive officer. "We believe that we are making significant progress on our concept of a single source global risk mitigation company. We are seeing the benefits of cross-selling and the selling of multiple services into our larger clients. We expect the growth we are seeing for the Company as a whole to continue through 2003."


"Our performance in the first quarter is further validation of our balanced business model," Cherkasky added. "Every one of our business groups grew sequentially, with the strongest performance this quarter coming from our Corporate Advisory & Restructuring, Technology Services and Consulting Services groups."



                                    -more-



                                     -2-

Jules Kroll, executive chairman of the board, said, "World events and the economic and regulatory environment continue to generate new business opportunities for the lion's share of our businesses. We now have an integrated set of businesses which balance each other and whose complementary services enable clients to mitigate the broad and expanding spectrum of risks they face in today's world."

Kroll generated cash from operations in the first quarter of 2003 of approximately $17 million. At March 31, 2003, Kroll had $80 million in unrestricted cash and cash equivalents.

Kroll's results for the first quarter of 2003 include contributions from Kroll's acquisitions of ONTRACK Data International, Inc., and Zolfo Cooper, LLC, which were completed in the second and third quarters of 2002, respectively.

Business Outlook
----------------
The following business outlook contains forward-looking statements intended to provide the range of management's current expectations. These forward-looking statements are subject to risks and uncertainties. As a result, actual results may differ materially from what is expected. The guidance provided in this press release is based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after May 1, 2003, the Company undertakes no obligation to revise or update these statements.

Kroll's current full-year 2003 estimates, which were announced on December 10, 2002, are $410 million in revenues, operating margin above 19 percent, and diluted earnings per share of $1.15. Kroll's results for the first quarter exceeded management's expectations. The company's performance in the first half of 2003 may be better than management's expectations. Accordingly, Kroll will update its yearly guidance at the time its second quarter results are announced.

Kroll's performance targets for 2003 do not include the effect of any potential acquisitions.

                                    -more-


                                     -3-

Conference Call
---------------
Coincident with this announcement, the Company is hosting a conference call to discuss its first quarter 2003 performance. The conference call will take place Thursday, May 1, at 9:00 a.m. (EDT). Remote live access to the event is available at www.krollworldwide.com through a link on the Investor Relations page. A replay of the call will be available from May 1 at 12:00 p.m. until 12:00 a.m. on May 8. It can be accessed at www.krollworldwide.com or by calling 888-286-8010 (for domestic) or 617-801-6888 (for international) and entering the pass code 334859.

About the Company:
------------------
Kroll Inc. (NASDAQ: KROL), the world's leading independent risk consulting company, provides a broad range of investigative, intelligence, financial, security and technology services to help clients reduce risks, solve problems and capitalize on opportunities. Headquartered in New York with more than 60 offices on six continents, Kroll has a multidisciplinary corps of more than 2,300 employees and serves a global clientele of law firms, financial institutions, corporations, non-profit institutions, government agencies and individuals. Kroll has five core business groups: (1) Corporate Advisory & Restructuring Services, which provides corporate restructuring, operational turnaround, strategic advisory services, financial crisis management, and corporate finance services; (2) Consulting Services, which provides investigations, intelligence, forensic accounting, valuation, and litigation support services; (3) Technology Services, which provides data recovery, electronic discovery and computer forensics services and software; (4) Background Screening Services, which provides employee and vendor background investigations, substance abuse testing and surveillance services; and (5) Security Services, which provides security engineering and consulting, crisis and emergency management, protective services and training, travel risk management, and environmental health and safety. For more information, please visit: www.krollworldwide.com.

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated or projected.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in the demand for, or in the mix of, the Company's services; project delays or cancellations; cost overruns with regard to fixed price projects; competitive pricing and other competitive pressures; changes in United States and foreign governmental regulation and licensing requirements; currency exchange rate fluctuations; foreign currency restrictions; general economic conditions; political instability in foreign countries in which the Company operates; the Company's ability to implement its internal growth strategy and to integrate and manage successfully any business the Company acquires or achieve planned synergies in connection with any acquisition; and other factors that are set forth in its annual report on Form 10-K for the year ended December 31, 2002.

                                -Table follows



                          Kroll Inc.
-------------------------------------------------------------------------------
                                                          Three Months Ended
(in thousands, except per share data)                         March 31,
                                                     -------------------------

                                                        2003          2002
                                                     ------------  -----------
NET SALES
 Corporate advisory & restructuring services            $ 39,405      $ 10,329
 Consulting services                                      30,298        26,196
 Technology services                                      16,911           763
 Background screening services                            12,459        11,096
 Security services                                         5,689         7,632
                                                      -----------  ------------
                                                         104,762        56,016
COST OF SALES
 Corporate advisory & restructuring services              15,798         4,046
 Consulting services                                      17,066        16,016
 Technology services                                       4,789           423
 Background screening services                             6,633         5,912
 Security services                                         4,010         4,632
                                                     ------------  ------------
                                                          48,296        31,029
GROSS PROFIT
 Corporate advisory & restructuring services              23,607         6,283
 Consulting services                                      13,232        10,180
 Technology services                                      12,122           340
 Background screening services                             5,826         5,184
 Security services                                         1,679         3,000
                                                     ------------  ------------
                                                          56,466        24,987
 OPERATING EXPENSES
 Selling and marketing                                     9,232         4,376
 General and administrative                               23,742        15,900
 Research and development                                  3,161             -
 Amortization of other intangible assets                   1,206           217
                                                     ------------  -----------
                                                          37,341        20,493
                                                     ------------  -----------

     Operating income                                     19,125         4,494

 OTHER INCOME (EXPENSE):
     Interest expense, net                                  (830)         (912)
     Other, net                                               40           (28)
                                                     ------------  ------------

     Income before provision for income taxes             18,335         3,554
 Provision for income taxes                                7,059         1,237
                                                     ------------  ------------

      Net income                                        $ 11,276       $ 2,317
                                                     ============  ============


Diluted net income per share                              $ 0.28        $ 0.10
                                                     ============  ============

Diluted weighted average common shares outstanding        40,948        23,788
                                                     ============  ============


Contact: Pat Wood
       Kroll Inc.
       212 833-3387